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                                                                    EXHIBIT 10.7

                        Pacific Gas and Electric Company

                           Electronic Commerce System

                                 User Agreement

            This agreement ("Agreement") is between Pacific Gas and Electric Company ("PG&E"), and the party identified below (hereafter "User").

            WHEREAS, PG&E has established an electronic commerce system and one or more websites or other Internet-based electronic transaction and scheduling facilities (and may establish additional such facilities). (The electronic commerce system, website(s) and facilities are referred to herein collectively as the "ECS.") Included in the ECS is the capability to do the following transactions: enter into a Gas Transmission Service Agreement ("GTSA") and Exhibits thereto; enter into a Noncore Balancing Aggregation Agreement ("NBAA"); conduct natural gas pipeline related business, and trade on the California Gas Transmission ("CGT") Trading Platform, including without limitation: (i) obtaining natural gas transportation, storage, parking and lending services provided pursuant to a GTSA on the PG&E natural gas pipeline system (collectively "Service Transactions"); (ii) scheduling of such services ("Scheduling Transactions"); (iii) trading of natural gas imbalances; and (iv) on-line accessing of pipeline related information. (The Service Transactions and Scheduling Transactions are also collectively referred to herein as "Transactions.")

            WHEREAS, User desires to access and use the ECS; and PG&E is willing to provide such access subject to the terms and conditions set forth herein.

            NOW THEREFORE, for consideration, the receipt and adequacy of which are hereby acknowledged, the parties intending to be legally bound, agree as follows:

1.    ACCESS AND USE CONDITIONS

      After execution of this Agreement, and subject to its terms and conditions, PG&E agrees to provide User with on-line access to the ECS, and User understands and agrees to the following:

      1.1. User shall complete and execute the "Access Request Form," attached hereto as Exhibit B, identifying authorized employees or agents of User, designated by User to access and use the ECS and execute transactions on behalf of User. PG&E will issue to User an identification code ("User ID") for each of User's employees and agents identified on Exhibit B, to enable User to access and use the ECS. Any and all use and/or access of the ECS with any of the User IDs issued to User shall be deemed and construed to be use or access by User. User shall strictly limit the use of the User IDs to those employees and agents of User who are identified on Exhibit B. User shall immediately notify PG&E when

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            an individual identified on Exhibit B ceases to be authorized by
            User to use his or her User ID, by submitting a modified Exhibit B to PG&E.

      1.2. User shall take all measures to maintain the confidentiality of the User IDs and of all passwords used to access the ECS ("Passwords"). User shall be solely responsible for the assignment, security and use of the User IDs and Passwords and the control and monitoring of such use. PG&E shall have no responsibility for any of the foregoing and no liability for or arising from the use of the User IDs or Passwords by anyone. User shall be solely responsible and liable for any and all acts and omissions with respect to access or use of the ECS by anyone using the User IDs, including, but not limited to, the execution of Transactions.

      1.3. User agrees to indemnify and hold PG&E harmless from and against all damages, losses, and liabilities arising out of or in connection with any breach of confidentiality, misuse or unauthorized use of any User ID issued by PG&E to User, regardless of whether User has notified PG&E as required by paragraph 1.1 above.

      1.4. User will access and use the ECS (including, but not limited to, execution of Transactions) solely for its own internal business purposes and in accordance with the terms and conditions of this Agreement, any procedures established by PG&E with respect to the access or use of the ECS and any other terms and conditions specified or referred to on the ECS from time to time. User understands and agrees that User's use of the ECS may be limited or modified by the terms of licenses or other agreements between PG&E and third parties. User further agrees that PG&E may modify or limit the use of the ECS at any time and without notice. PG&E may, in its sole discretion, terminate, restrict, or suspend User's access to and use of the ECS.

      1.5. User acknowledges that use of the ECS by User involves transmission over the worldwide communications network or Internet of proprietary, confidential and/or time sensitive information of User. User understands the risks associated with the transmission of such information by User over the worldwide communications network or Internet. User agrees that PG&E shall not be liable or responsible in any way to User for any losses, damages, claims, costs, expenses or other obligations arising out of or relating to any delay in transmission, disclosure or use of such information or data transmitted over the worldwide communications network or Internet. User further acknowledges and agrees that User is solely responsible for the accuracy of all information and data that User transmits to PG&E, and PG&E shall not be responsible or liable for any such inaccuracies or their effects.

      1.6. User further agrees that PG&E shall not be responsible for delays in sending or receiving User's transmissions or data, for unauthorized access to or alteration of User's transmissions or data, any transmission, information or data sent or received or not sent or received, or any Transactions entered into or through the

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            ECS. User specifically agrees that PG&E is not responsible or liable for any threatening, defamatory, obscene, offensive or illegal content or conduct of any other party or any infringement of any other party's rights, including intellectual property rights.

      1.7. User understands and agrees that (i) User is solely responsible for acquiring and ensuring that it possesses sufficient Internet access speed capability to adequately conduct business on the ECS, and (ii) User shall be solely responsible for all costs associated with its accessing and using the ECS.

      1.8. User acknowledges and consents that PG&E, as the ECS operator, shall have access to and the right to review, to the fullest extent allowed by law, files and other communication of any sort on the ECS whether or not such communications are designated as private or confidential.

2.    BINDING CONTRACTS

      User acknowledges that by using the ECS, it may enter into binding contracts with PG&E and with third parties. User agrees that (i) any and all access or use of the ECS using the User IDs will be governed by this Agreement; (ii) any nomination or offer placed, any contract terms, conditions or exhibits accepted or confirmed, and any Transaction executed, on the ECS will be deemed to be "in writing," to have been signed," or be an "executed" writing; and (iii) accepting or entering into a Transaction by using the ECS, as it now exists or may in the future be modified, and subject to applicable tariffs, shall constitute a written contract (a "Contract"). With limitation of the foregoing, User agrees that it will be bound by any and all contract terms and conditions, including, but not limited to, the GTSA and NBAA, and by any and all nominations, offer, trades, or other Transactions executed, accepted or confirmed on the ECS through a "click" agreement by any individual using the User ID. By executing this Agreement, User agrees that it adopts as User's signature any such "click agreement," defined for purposes of this Agreement as "clicking" on the designated space on the ECS (or other action on the ECS specified by PG&E), and such "click agreement" will, together with this Agreement, constitute an executed writing. User agrees to waive any Statute of Frauds defense to the enforceability of any Contract arising from use of the ECS. User agrees and warrants that any employee or agent of User using the ECS shall have all necessary power and authority to use the ECS and enter into Transactions as herein provided. User warrants for itself and its successors and assigns that for each Transaction that User may enter into by using the ECS, User shall have all right, title, power and authority necessary to honor that Contract.

      2.1. User and PG&E agree that this Article 2 is intended to benefit other users accessing the ECS, and that such other users are third party beneficiaries of this Article 2. User and PG&E do not intend hereby that other users are or will be third party beneficiaries of any other provisions of this Agreement.

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3.    APPLICABLE TARIFFS, TERMS AND CONDITIONS

      User agrees that it shall be bound by all the terms and conditions of this Agreement, the terms and conditions accepted on the ECS by a click agreement in accordance with Article 2 above, as well as any and all applicable tariffs currently in effect for PG&E as approved by the California Public Utilities Commission ("CPUC") and/or the Federal Energy Regulatory Commission ("FERC"), or which may hereafter be implemented, and all amendments thereof. Such tariffs are matters of public record, which User represents that it has reviewed and will review in the future.

4.    TRANSACTIONS AND CONFIRMATIONS

      4.1. After User has received the User ID(s) and has executed the applicable contracts (and subject to applicable tariffs), User may enter into Transactions, including service elections under a GTSA executed by User ("User GTSA"), as follows:

            4.1.1. GTSA Service Elections: User shall enter into Transactions,
                   i.e., elect services under User's GTSA, including Gold Coast Transportation Services, Golden Gate Market Center Services, and Storage Services, and PG&E may accept and authorize such service elections, by following the procedures set forth in paragraph 4.1.2 of this Agreement. Such procedures in paragraph 4.1.2 shall be used instead of the procedures set forth in the User GTSA providing that a service election shall be entered into through, and evidenced by, a "hard copy" of Exhibits A through I (Form No. 79-866), or any one of them; and providing for a written signature by User and countersignature by PG&E to such Exhibits A through I.

            4.1.2. Service Transaction:  User may telephone a PG&E CGT
                   Representative to enter into a Service Transaction.

                   PG&E may accept or reject User's offer or order in PG&E's sole discretion. Service Transactions shall be deemed executed at the time that PG&E first signifies its acceptance of User's offer or order, which in most instances will occur when User enters into a Transaction with PG&E orally by telephone, as documented by an audio recording. The audio recording of Transactions between User and PG&E shall constitute evidence of such Transactions, and User hereby consents to the recording of all Transactions between User and PG&E.

                   After User and PG&E have entered into a Service Transaction orally by telephone, PG&E will provide notice to User by e-mail that an electronic exhibit confirming the specific business terms of that Service Transaction are posted on the ECS (the "Electronic Exhibit"). The terms of the Electronic Exhibit shall be valid and binding on User, unless User deems any of the terms of the Electronic Exhibit to be stated incorrectly

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                  and notifies PG&E of the incorrect term(s) as soon as possible but no later than within five (5) business days (the "Response Period") following receipt of the e-mail notice. If PG&E and User disagree as to the correct terms of the Electronic Exhibit, the audio recording of the transaction shall prevail and shall constitute evidence of the Transaction and its term. If the term or terms in dispute cannot be determined from such recording, and the parties do not resolve the dispute within two (2) business days, the Transaction shall be deemed void. Notwithstanding the foregoing, if User does not notify PG&E of an error in the Exhibit within the Response Period, or if User nominates, takes delivery, or performs any other act indicating performance of or under the Service Transaction, the Electronic Exhibit shall be deemed confirmed by User, absent an obvious error in the Electronic Exhibit.

            4.1.3. Scheduling Transactions:  After User has executed any necessary Service Transactions, User may submit nominations for transportation, parking, lending, storage and other services, on-line, using the ECS.

            4.1.4. Imbalance Trading: User may utilize the ECS, subject to the terms, conditions, and limitations of this Agreement, to confirm a trade, or to confirm a trade with another User, of operating or cumulative imbalances, as those are defined and specified in PG&E's CPUC-approved rate Schedule G-BAL. User acknowledges that such trades do not involve PG&E as a party to the trade. User agrees that it may enter into such trades as set forth in Schedule G-BAL and may utilize the ECS to confirm the trade and to notify PG&E of the trade, provided, however, that User strictly follows the protocols, directions and rules for confirming trades as set forth in the ECS.

5.    FEES AND TERMS OF PAYMENT

      5.1. User understands that initially (and subject to the provisions of this Article 5) PG&E is making access to the ECS available to User for no direct charge, except for telephone access charges and any Internet access fees, which shall be and remain User's responsibility.

      5.2. PG&E reserves the right to initiate and/or modify fees for the use of the ECS, subject to Commission approval. User has the right to discontinue use of the ECS at that time or continue using the ECS subject to such fees.

6.    TITLE AND RIGHTS TO ECS, INFORMATION AND SERVICES

      6.1. User acknowledges that PG&E and its licensors are the owners of all intellectual property rights in and to the ECS, the software used in connection therewith, and all information contained thereon or related thereto, and User shall have no right, title, or interest in any of these.

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      6.2.  User shall not copy, reverse-engineer, modify, or otherwise manipulate, or make available to any other party, all or any portion of the ECS or any software or information provided or accessed in connection with the ECS.

      6.3. PG&E shall have the right to modify the ECS, User IDs, software, or communication access, and to terminate access to any or all of these, at any time. In the event of such a termination or modification, or termination of this Agreement pursuant to Article 7 below, PG&E shall not be liable for any costs, losses or damages, including, but not limited to, lost profits or revenues.

7.    TERMINATION

      7.1. This Agreement shall become effective on the date of its execution by PG&E and shall remain in effect until terminated as provided herein.

      7.2. Either party may terminate this Agreement at its sole discretion by giving the other party at least thirty (30) days' prior written notice.

      7.3. PG&E may terminate this Agreement immediately if User breaches this Agreement and does not cure the breach within fourteen (14) days of receipt of a written notice from PG&E, or if User fails to pay any required charges when due, fails to meet PG&E's applicable credit requirements, or fails to comply with the provisions of any tariff or any other contract entered into in connection with the ECS or this Agreement.

      7.4. Upon the termination of this Agreement, PG&E will terminate User's access to the ECS and User shall discontinue using the software manuals, and other items ("Property" of PG&E or third parties) in User's possession and shall destroy all such Property, if any is in User's possession.

      7.5. The provisions of Paragraphs 7.3 and 7.4, and Articles 6, 8 and 10 shall survive termination of this Agreement by either party; and all articles or paragraphs of this Agreement which by their nature are intended to survive termination or expiration of this Agreement shall also survive. This Agreement shall also remain in effect with respect to any transactions effected prior to such termination.

8.    DISCLAIMER OF WARRANTIES, LIMITATION OF LIABILITY AND INDEMNIFICATION

      8.1. PG&E DOES NOT REPRESENT OR WARRANT THAT THE ECS OR ITS USE WILL BE UNINTERRUPTED OR FREE OF DEFECTS, ERRORS OR MALFUNCTIONS, OR THAT DEFECTS WILL BE CORRECTED, OR THAT THE ECS OR THE SERVER THAT MAKES IT AVAILABLE, ARE FREE OF VIRUSES OR OTHER HARMFUL COMPONENTS. PG&E DOES NOT WARRANT OR REPRESENT THAT THE USE OR THE RESULTS OF THE

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            USE OF THE ECS OR THE TRANSACTIONS MADE AVAILABLE AS PART OF THE ECS
            WILL BE CORRECT, ACCURATE, TIMELY OR OTHERWISE RELIABLE.

      8.2. USER UNDERSTANDS, AND ACCEPTS THAT (i) PG&E MAKES NO WARRANTY WHATSOEVER TO USER REGARDING THE ECS OR ITS AVAILABILITY OR THE RESULTS OF USER'S USE OF THE ECS, OR REGARDING ANY INFORMATION USED OR ACESSED IN CONNECTION THEREWITH; AND (ii) THE ECS IS PROVIDED BY PG&E ON AN "AS IS" BASIS AT USER'S SOLE RISK, AND PG&E EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES (WHETHER EXPRESS, IMPLIED, OR STATUTORY), INCLUDING THE WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT, FITNESS FOR A PARTICULAR PURPOSE AND SATISFACTORY QUALITY.

      8.3. USER UNDERSTANDS AND AGREES THAT PG&E SHALL NOT BE LIABLE TO USER OR TO ANYONE BRINGING A CLAIM AS A RESULT OF OR IN CONNECTION WITH USER'S USE OF THE ECS (OR OF ANY SOFTWARE, INFORMATION OR OTHER ITEMS RELATING THERETO), FOR: (i) ANY LOSSES OR DAMAGES WHATSOEVER INCLUDING, BUT NOT LIMITED TO, DIRECT, INDIRECT, SPECIAL, COMPENSATORY, INCIDENTAL OR CONSEQUENTIOAL DAMAGES INCLUDING, BUT NOT LIMITED TO, LOSS OF DATA, LOSS OF BUSINESS, REVENUE OR PROFITS OR FAILURE TO REALIZE SAVINGS OR ANY OTHER ECONOMIC OR COMMERCIAL LOSS OF ANY KIND, OR (ii) ANY CLAIM OR DAMAGES RESULTING FROM A CLAIM AGAINST THE USER BY ANY THIRD PARTY, ARISING IN ANY WAY IN CONNECTION WITH THIS AGREEMENT, OR USER'S USE OF THE ECS, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, WARRANTY OR OTHERWISE, AND WHETHER OR NOT SUCH DAMAGES ARE FORESEEABLE. THE TOTAL CUMULATIVE LIABILITY OF PG&E AND THIRD-PARTY SOFTWARE LICENSORS UNDER OR ARISING FROM THIS AGREEMENT, IF ANY, SHALL IN NO EVENT EXCEED AN AMOUNT EQUAL TO THE AVERAGE CHARGE PAID BY USER TO PG&E FOR A SINGLE DAY'S GAS TRANSPORTATION TRANSACTIONS DURING THE TWELVE (12) MONTHS PERIOD PRIOR TO THE DATE ON WHICH THE CAUSE OF ACTION AROSE, OR $10,000 (TEN THOUSAND DOLLARS), WHICHEVER IS THE LESSER AMOUNT.

      8.4 User shall hold harmless, protect, defend and indemnify PG&E from and against any and all claims, actions, demands, suits, judgments, damages, losses, costs, including attorneys' fees, and liabilities resulting from or arising out of or in connection with (i) use of or access to the ECS or to any software, information, data (or other items relating thereto) by User, or by any person obtaining access to the ECS through User or a User ID, whether or not User has authorized such access, or (ii) any breach by User of any terms or conditions of this Agreement, or

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            (iii) any act or omission, or willful misconduct, of User, its officers, agents or employees or any person obtaining access to the ECS through User (whether or not User has authorized such access) in the performance of this Agreement or the use of the ECS regardless of any negligence of PG&E, whether active or passive, or (iv) any actions taken or not taken by User based on its access to or use of the ECS.

      8.5. As used in this Article 8, "PG&E" shall include the directors, officers, employees and agents of PG&E.

9.    VIRUSES

      Each party agrees to make reasonable efforts to notify the other promptly if there is any indication that its own computer systems, or any part thereof, have come into contact with any "computer virus." The term "computer virus" as used herein shall mean any computer software program or portion of a program that is foreign to the host computer system and has been introduced into the host computer system without the knowing consent of the operator of the ECS including without limitation a virus received over the Internet.

10.   SYSTEM OR SOFTWARE MALFUNCTIONS

      If User is notified or in any other way becomes aware of a malfunction, failure or stoppage of the ECS, related software, or the operation of either of these, User agrees to use conventional methods of communication, such as facsimile transmissions, to conduct the business for which the ECS is intended, for as long as the malfunction, failure or stoppage continues to exist.

11.   MISCELLANEOUS PROVISIONS

      11.1 Force Majeure: Neither PG&E nor User shall be considered in default in the performance of its obligations under this Agreement, except obligations to make payments hereunder when due, to the extent that the performance of any such obligation is prevented or delayed by any cause, existing or future, which is beyond the reasonable control of the affected party. For purposes of this Agreement, events beyond the reasonable control of a party shall include, but not be limited to, failures or malfunctions of the ECS or of any hardware or software used in connection therewith or furnished pursuant to this Agreement (including third-party software and software owned and/or operated by PG&E).

      11.2. Assignment and Delegation: User acknowledges and agrees that PG&E has extended access to the ECS to User because of the specific business relationship between User and PG&E, and in some cases because of User's particular credit history. This Agreement may not be assigned by User without the prior written consent of PG&E.

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      11.3. Choice of Law: User agrees that the laws of the State of California, without giving effect to choice of law provisions, shall govern the interpretation and enforcement of this Agreement

      11.4. Dispute Resolution: Any dispute arising under or related to this Agreement, which dispute cannot be settled by the parties within a reasonable time, may be submitted by either Party to binding arbitration in accordance with the rules of the American Arbitration Association. All disputes to be arbitrated shall be decided by one arbitrator to be appointed by the parties. If the parties fail to agree upon an arbitrator within thirty (30) days after written notice of arbitration has been given by either party to the other, the presiding judge of the Superior Court of the State of California and for the City and County of San Francisco shall appoint an arbitrator upon the request of either party. Venue for arbitration will be the City and County of San Francisco, California. The decision of the arbitrator shall be final and binding upon the parties hereto and judgment thereon may be entered in any court of competent jurisdiction. The cost of the arbitrator shall be borne equally by User and PG&E. Nothing contained in this paragraph 11.4 shall preclude either party from seeking equitable relief or remedies in a court of competent jurisdiction. In reaching a decision herein, arbitrator shall adhere to and apply substantive California law. User agrees that for any violation of any provision of this Agreement, a restraining order and/or injunction may be issued against User.

      11.5. No Waiver: No waiver, by either PG&E or User, of any default by the other in the performance of any provision of this Agreement shall operate as a waiver of any continuing or future default, whether of a like or different character.

      11.6. Notices: Except as otherwise required by law, all notices relating to this Agreement, including notices of arbitration and notifications pursuant to Article 4.1.1, shall be in writing and given by means of personal delivery, facsimile transmission, or mail (with return receipt requested). Any notice given as stated in this paragraph 11.6 shall be deemed duly given as follows: upon delivery, if delivered personally; upon transmission, if sent by facsimile; on the date of receipt, if sent by mail, return receipt requested. All notices shall be addressed, and sent to the addresses or facsimile numbers, as set forth below:

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USER:                                    PG&E:

PG&E Gas Transmission - Northwest Corp.  Pacific Gas and Electric Company
2100 SW River Parkway                    Products & Sales
Portland, OR  97201                      Mail Code N15A
Attention:  Jay Story                    P.O. Box 770000
                                         San Francisco, CA  94177
Fax No.:  (503) 833-4396                 Attention:  Products and Sales
Telephone No.:  (503) 833-4309
Email Address:  jay.story@neg.pge.com    Fax No.:  (415) 973-9247
                                         Telephone No.:  (415) 973-0474
                                         Email Address:  cgtpscontracts@pge.com

The parties may change their addresses, or any part thereof, by a notice pursuant to this Article 11.6.

12.   CAPTIONS

      All captions, titles, subject headings, and similar items are provided for the purpose of reference and convenience and are not intended to affect the meaning or interpretation of the content or scope of this Agreement.

13.   ATTACHMENTS

      The following attachments to this Agreement are incorporated herein by this reference: Exhibit A - "Third Party Software" and Exhibit B "Access Request Form."

14.   EXECUTION

      Each party represents that the individual executing this Agreement for such party has been duly authorized to do so.

PG&E Gas Transmission - Northwest Corp.  Pacific Gas and Electric Company

By:     JAY STORY                        By:      DANIEL F. THOMAS
   ------------------------------------     -----------------------------------
              (Signature)                              (Signature)

Name:   Jay Story                        Name:    Daniel F. Thomas

Title:  Director, Gas Control & Transp.  Title:   Director, Products and Sales
        Srv.
                                         Date of Signature:   9/28/01
Date of Signature:   9/18/01



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                    Electronic Commerce System User Agreement

                                    EXHIBIT A

                              Third-Party Software

The following third-party software packages will be downloaded upon each login in order to operate the ECS:

Vendor:           Citrix Systems, Inc.
Package:          Metaframe
Version:          1.8


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                    Electronic Commerce System User Agreement

                                    EXHIBIT B

                               Access Request Form

Company Name:  PG&E Gas Transmission - Northwest Corporation

User requests access to the Electronic Commerce Systems (ECS) for the following designated individuals who are authorized by User to access and use the ECS and enter into binding contracts on behalf of User.

Name:   Marvin Hoffman
Title:   Transportation Coordinator
E-Mail Address:   marvin.hoffman@neg.pge.com
Telephone No.   (503) 833-4319
Mother's maiden name (for phone verification):   Jacobson
User Code:____________(PG&E Use)


Name:   Sue Crannell
Title:   Transportation Coordinator
E-Mail Address:   sue.crannell@neg.pge.com
Telephone No.  (503) 833-4317
Mother's maiden name (for phone verification):   Fricia
User Code: ____________(PG&E Use)


Name:   Brian Hart
Title:   Transportation Coordinator
E-Mail Address:   brian.hart@neg.pge.com
Telephone No.   (503) 833-4315
Mother's maiden name (for phone verification):   Goldsmith
User Code:____________(PG&E Use)


Names:   Emily Roberts
Title:   Transportation Coordinator
E-Mail Address:   emily.roberts@neg.pge.com
Telephone No.   (503) 833-4316
Mother's maiden name (for phone verification):   Marggi
User Code:____________(PG&E Use)

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Name:   Ruth Clark
Title:   Transportation Coordinator
E-Mail Address:   ruth.clark@neg.pge.com
Telephone No.   (503) 833-4314
Mother's maiden name (for phone verification):   Goulet
User Code:____________(PG&E Use)